                                  Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-36277 of Citadel Holding Corporation on Form S-8 of our report dated March 20, 1998, appearing in this Annual Report on Form 10-K of Citadel Holding Corporation for the year end December 31, 1997.

Deloitte & Touche LLP


Los Angeles, California
March 30, 1998